EXHIBIT 5.1

June 14, 2017

Accelerate Diagnostics, Inc.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

Ladies and Gentlemen:

We have acted as counsel to Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of an Automatic Shelf Registration Statement on Form S-3 (File No. 333-217297), which was filed with the Commission on April 13, 2017 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus dated April 13, 2017 and a prospectus supplement dated May 9, 2017 (together, the “Prospectus”), relating to the offer and sale by the Company of up to 2,750,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and up to an additional 412,500 shares of Common Stock upon the exercise of an option to purchase additional shares granted by the Company.

On June 8, 2017, the Company received written notice, pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of May 9, 2017, among the Company, on the one hand, and J.P. Morgan Securities LLC, William Blair & Company, L.L.C., and Piper Jaffray & Co., as Representatives of the underwriters listed on Schedule I to the Underwriting Agreement, on the other hand, of the partial exercise by the underwriters of their option to purchase additional shares in the amount of 335,484 shares (the “Option Shares”).

The Option Shares are to be issued pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement.

In rendering our opinions set forth below, we have reviewed the Registration Statement, the Prospectus and the Underwriting Agreement. We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Underwriting Agreement was duly authorized and validly executed and delivered by the parties thereto other than the Company; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the issuance of the Option Shares has been duly authorized and, when and to the extent the Option Shares are paid for and delivered in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the Underwriting Agreement, such Option Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Current Report on Form 8-K dated June 14, 2017 filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.